UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

 Date of Report (Date of earliest event reported): October 15, 2021

Unico American Corporation
(Exact Name of Registrant as Specified in its Charter)

Nevada

(State or Other Jurisdiction of Incorporation)

000-03978	95-2583928
(Commission File Number)	(IRS Employer Identification No.)

26050 Mureau Road
Calabasas, California	91302
(Address of Principal Executive Offices)	(Zip Code)

(818) 591-9800(Registrant's Telephone Number, Including Area Code)

_____________________________________________

(Former name or former address, if changed since last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, No Par Value	UNAM	Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

 If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Chief Financial Officer

On October 19, 2021, the Board of Directors of Unico American Corporation (the “Company”) approved the appointment of Jennifer E. Ziegler to Executive Vice President, Chief Financial Officer and Treasurer of the Company, Crusader Insurance Company (“Crusader”), a wholly-owned subsidiary of the Company, and the Company’s other subsidiaries (collectively, “Unico”), effective October 15, 2021. Ms. Ziegler will succeed Renai J. Effarah, who resigned as the Company’s Treasurer and Chief Financial Officer, effective October 15, 2021.

Ms. Ziegler, age 55, serves as a Managing Director and Office Director at Berkeley Research Group (“BRG”), a global consulting group, where she has held various positions since 2013 . In addition to her responsibilities at BRG, from February 2016 to January 2017, Ms. Ziegler served as the interim Chief Financial Officer for Mental Health Systems, Inc., a not-for-profit health provider. Ms. Ziegler is a Certified Public Accountant who regularly provides accounting expertise in forensic accounting, SEC reporting, litigation support, expert witness testimony and fraud investigations in a wide range of industries. Earlier in her career, Ms. Ziegler acted as an external auditor to public insurance companies. Ms. Ziegler also holds the Certified in Financial Forensics and Certified Fraud Examiner designations. She earned a B.S. Degree in Business Administration Emphasis in Accounting from California State University, Northridge.

The selection of Ms. Ziegler to serve as Executive Vice President, Chief Financial Officer and Treasurer of Unico was not made pursuant to any arrangement or understanding with any other person. Ms. Ziegler has no familial relationships with any executive officer or director of the Company. Other than her consultancy with the Company, there have been no transactions in which the Company has participated and in which Ms. Ziegler had a direct or indirect material interest that would be required to be disclosed under Item 404(a) of Regulation S-K.

In connection with Ms. Ziegler’s appointment, on October 19, 2021, the Company and Crusader entered into (i) a Memorandum of Understanding with Ms. Ziegler and BRG (the “MOU”) and (ii) an Engagement Letter with BRG (the “Engagement Letter”, and together with the MOU, the “Agreements”).

Pursuant to the Agreements, Ms. Ziegler will be responsible for the Company’s accounting and finance functions and will serve as the Company’s principal financial officer and principal accounting officer.

In connection with the fulfillment of the services to Unico, Ms. Ziegler will report to the audit committee and board of directors of the Company and Crusader. Ms. Ziegler will provide services to Unico under the Agreements as an independent contractor. The terms of the Agreements will continue until Ms. Ziegler’s service to Unico is terminated by either the Company or BRG with seven days advance written notice. As compensation for the services provided by Ms. Ziegler, the Agreements provide that BRG will receive a monthly fixed fee payment of $20,833 and payment for certain direct out-of-pocket expenses from the Company. Ms. Ziegler will remain an employee of BRG and will not become an employee of Unico. Ms. Ziegler will not receive any additional employee benefits from Unico.

Pursuant to the terms of the Agreements, the Company has agreed to indemnify Ms. Ziegler, BRG and their affiliates, partners, directors, officers, employees and agents against certain liabilities arising out of the engagement of Ms. Ziegler and BRG under the Agreements. The Company and Crusader have also agreed to enter into indemnification agreements with Ms. Ziegler, subject, in the case of Crusader, to the prior approval of the Supervising Examiner of Crusader under the Administrative Supervision Agreement, dated September 7, 2021, between the California Department of Insurance and Crusader.

The foregoing summary of the MOU and Engagement Letter do not purport to be complete and are qualified in their entirety by reference to the full text of the MOU and Engagement Letter, copies of which are attached as Exhibit 10.1 and Exhibit 10.2, respectively, and are incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits. The following exhibits are being filed herewith:

Exhibit Number	Description
Exhibit 10.1

Memorandum of Understanding, Retention of Jennifer E. Ziegler As Chief Financial Officer of Unico American Corporation Crusader Insurance Company and The Other Subsidiaries of Unico American Corporation, dated October 19, 2021, by and among Unico American Corporation, Crusader Insurance Company, Jennifer Ziegler and Berkeley Research Group, LLC

Exhibit 10.2	Berkeley Research Group, LLC Engagement Letter, dated October 19, 2021

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UNICO AMERICAN CORPORATION

(Registrant)

Date: October 21, 2021	By:	/s/ Michael Budnitsky
	Name:	Michael Budnitsky
	Title:	Chief Executive Officer, President,
Chief Operations Officer, and Secretary

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